EXHIBIT 99.1

      SUPERCLICK INC. ANNOUNCES RECORD THIRD QUARTER AND NINE MONTH RESULTS

                      REVENUE UP 147% QUARTER-OVER-QUARTER


LAGUNA HILLS, Calif., Sept. 13, 2004 (PRIMEZONE via COMTEX) -- Superclick, Inc. (OTCBB:SPCK) today announced record results for the quarter and nine months ended July 30, 2004.

Net revenue for the quarter was $804,701, up from $324,768, or up 147% on a quarter-over quarter basis. Net loss was $54,440, down from $430,800, or 87% over last quarter. These results are in line with the company's previous raised guidance that was announced on August 16, 2004. Net revenue for the nine months ended was $1,420,891 and net loss for the period was $597,890, or $0.03 per share.

Gross margins for the quarter were 43%, up from 25% over the second quarter of 2004. Sequentially, margins improved by 72%. Gross margins for the nine months ended July 30 were 39%.

Chief Executive Officer and President of Superclick, John Glazik, remarked that "We've had a terrific quarter marked by near-perfect execution of our sales and deployment teams. Our new reseller partnerships are beginning to bring in substantial business and we have achieved a much higher level of awareness in the marketplace as the "best in class" solution. Overall, this marks a breakthrough quarter for the company."

QUARTERLY BUSINESS HIGHLIGHTS

      o     Major installations continuing in Canada.

      o Business through Verizon reseller arrangement beginning to ramp - The company began to execute its first material purchase orders from Verizon.

      o     Gross margins improved due to a favorable product mix.

      o The company expanded its distribution channels by adding direct sales, resellers and agents worldwide.

As previously announced, the company expects revenues to increase sequentially to within a range of $2.25 to $2.5 million for the fiscal year.

About Superclick, Inc.

Superclick, Inc. (OTCBB:SPCK), through its wholly owned, Montreal-based subsidiary Superclick Networks, Inc., develops, manufactures, markets and supports the Superclick Internet Management System (SIMS(tm)) in worldwide hospitality, multi-tenant unit (MTU) and university markets. Superclick provides hotels, MTU residences and universities with cost-effective Internet access utilizing high-speed DSL, CAT5 wiring, wireless and dial-up modem technologies. Superclick's proprietary technology converts dial-up analog Internet calls to digital access, improves connection speeds, unclogs local trunks, consolidates Internet traffic, supports flexible billing and provides targeted advertising to end-users. Current clients include MTU residences and Crowne Plaza(r), Four Points by Sheraton(r), InterContinental Hotels Group PLC, Hilton(r), Holiday Inn(r), Holiday Inn Express(r), Hampton Inn(r), Marriott(r), Novotel(r), Radisson(r), Sheraton(r), Westin(r) and Wyndham(r) hotels in Canada and the United States.

Safe Harbor Statement

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements with the terms "believes," "belief," "expects," "intends," "anticipates," "will" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

SOURCE:      Superclick, Inc.
By Staff

CONTACT:     Superclick, Inc.
             John Bevilacqua
             Investor Relations
             (866) 405-3959